REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
     ON INTERNAL CONTROL
          STRUCTURE



The Board of Trustees
Matrix Advisors Value Fund
New York, New York


In planning and performing our audit of the financial statements of the Matrix Advisors
Value Fund Fund, for the year ended June 30,
2001, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Fund is responsible for
establishing and maintaining an internal control
structure. In fulfilling this responsibility,
estimates and judgments by management are
required to assess the expected benefits and
related costs of internal control structure policies
and procedures.   Two of the objectives of an
internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America.

Because of inherent limitations in any internal
control structure, errors or irregularities may
occur and not be detected.   Also, projection of
any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control
structure would not necessarily disclose all
matters in the internal control structure that
might be material weaknesses under standards
established by the American Institute of Certified
Public Accountants.   A material weakness is a
condition in which the design or operation of the
specific internal control structure elements does
not reduce to a relatively low level the risk that
errors or irregularities in amounts that would be
material in relation to the financial statements
being audited may occur and not be detected
within a timely period by employees in the
normal course of performing their assigned
functions.   However, we noted no matters
involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of June 30, 2001.

This report is intended solely for the information and use of management and the Securities and Exchange Commission, and should not be used for any other purpose.





   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 23, 2001